Oportun Reports Fourth Quarter and Full Year 2023 Financial Results

4Q23 Total revenue of $263 million, bringing FY23 to $1.1 billion, up 11% year-over-year

Quarterly operating expense down 15%

$30 million in additional operating expense reductions announced

$200 million February ABS deal completed at 160 bps lower pricing than October transaction

Full Year 2024 guidance reflects expectations for markedly improved profitability

SAN CARLOS, CA – March 12, 2024 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun”, or the "Company") today reported financial results for the fourth quarter and full year ended December 31, 2023.
"We executed well during the fourth quarter and met each of our guidance metrics," said Raul Vazquez, CEO of Oportun. "Our top-line remained resilient and we completed full year 2023 with a record $1.1 billion of total revenue, for 11% growth year-over-year, while continuing to focus on the quality rather than the quantity of our originations under a tightened credit posture. We also continued to drive operating efficiencies and reduced our quarterly operating expenses by 15% year-over-year, setting our sixth consecutive post-IPO record for Adjusted Operating Efficiency. We're pleased that the $200 million asset backed securitization we completed in February was ten times oversubscribed, indicative of the investment community's strong confidence in the quality of Oportun's underwriting and its business model. Committed to enhancing our profitability while serving our members as a much leaner enterprise, we're ardently focused on winning in the marketplace with three differentiated core products: unsecured personal loans, secured personal loans and savings. Our initial full year 2024 guidance reflects markedly improved profitability on an adjusted basis, supported by an additional $30 million in run-rate operating expense savings to be achieved by 4Q24."

Fourth Quarter and Full Year 2023 Results

Metric	GAAP				Adjusted[1]
	4Q23	4Q22	FY23	FY22	4Q23	4Q22	FY23	FY22
Total revenue	$263	$262	$1,057	$953
Net income (loss)	($42)	$(8.4)	($180)	($78)	($21)	$4.6	$(124)	$69
Diluted EPS	($1.09)	$(0.25)	($4.88)	$(2.37)	($0.54)	$0.14	($3.37)	$2.09
Adjusted EBITDA					$6.1	$(34)	$1.7	$(10)
Dollars in millions, except per share amounts.
[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP to GAAP measures.

Fourth Quarter 2023

◦Members were 2.2 million, an increase of 18% compared to the prior-year quarter
◦Products were 2.4 million, an increase of 19% compared to the prior-year quarter
◦Aggregate Originations were $437 million, down 28% compared to the prior-year quarter
◦Portfolio Yield was 32.7%, an increase of 100 basis points compared to the prior-year quarter
◦Managed Principal Balance at End of Period was $3.2 billion, down 7% compared to the prior-year quarter
◦Annualized Net Charge-Off Rate of 12.3% as compared to 12.8% for the prior-year quarter
◦30+ Day Delinquency Rate of 5.9% as compared to 5.6% for the prior-year quarter

Full Year 2023

◦Aggregate Originations were $1.8 billion, down 38% year-over-year
◦Portfolio Yield was 32.2%, an increase of 23 basis points year-over-year
◦Managed Principal Balance at End of Period was $3.2 billion, down 7% year-over-year
◦Annualized Net Charge-Off Rate of 12.2% as compared to 10.1% for the prior-year period

Financial and Operating Results

All figures are as of or for the quarter ended December 31, 2023, unless otherwise noted.

Operational Drivers

Members – Members as of the end of the fourth quarter grew to 2.2 million, up 18% from 1.9 million at the end of the prior-year quarter.

Products – Products as of the end of the fourth quarter grew to 2.4 million, up 19% from 2.0 million at the end of the prior-year quarter.

Originations – Aggregate Originations for the fourth quarter were $437 million, a decrease of 28% as compared to $610 million in the prior-year quarter. Aggregate Originations for the full year 2023 were $1.8 billion, a decrease of 38% as compared to $2.9 billion in 2022. The decrease is primarily due to credit tightening actions. The decrease in number of loans originated was partially offset by growth in average loan size due to a focus on returning members.

Portfolio Yield – Portfolio Yield as of the end of fourth quarter was 32.7%, an increase of 100 basis points as compared to 31.7% in the prior-year quarter. Portfolio Yield for the full year 2023 was 32.2%, an increase of 23 basis points as compared to 32.0% in 2022. Both figures were primarily attributable to higher pricing on our personal loan products.

Fourth Quarter 2023 Financial Results

Revenue – Total revenue for the fourth quarter was $263 million, essentially flat as compared to total revenue of $262 million in the prior-year quarter. Total revenue was flat as increased portfolio yield and higher non-interest income was offset by a decrease in the Average Daily Principal Balance. Net Revenue for the fourth quarter was $72 million, a decrease of 50% as compared to Net Revenue of $143 million in the prior-year quarter. Net Revenue declined from the prior-year quarter due to an unfavorable change in fair value and increased interest expense, partially offset by improved net charge-offs.

Operating Expenses and Adjusted Operating Expenses – For the fourth quarter, total operating expense was $129 million including $7 million of costs related to severance, a decrease of 15% as compared to $151 million in the prior-year quarter. Adjusted Operating Expense, which excludes stock-based compensation expense and certain non-recurring charges, decreased 27% year-over-year to $101 million.

Net Income (Loss) and Adjusted Net Income (Loss) – Net loss was $41.8 million, as compared to net loss of $8.4 million in the prior-year quarter. Adjusted Net Loss was $21 million, as compared to Adjusted Net Income of $4.6 million in the prior-year quarter. The decreases in net income and Adjusted Net Income are attributable to an unfavorable net change in fair value, and increased interest expense.

Earnings (Loss) Per Share and Adjusted EPS – GAAP net loss per share, basic and diluted, were both $1.09 , as compared to basic and diluted loss per share of $0.25 each in the prior-year quarter. Adjusted loss per share was $0.54 as compared to adjusted earnings per share of $0.14 in the prior-year quarter.

Adjusted EBITDA – Adjusted EBITDA was $6.1 million, up $40 million from the prior year quarter, driven by a significant reduction in operating expenses.

Full Year 2023 Financial Results

Revenue – Total revenue for the full year was $1.1 billion, an increase of 11% as compared to total revenue of $953 million in 2022. The increase was primarily due to increased interest income attributable to a higher Average Daily Principal Balance and increased non-interest income attributable to interest earned on our savings product, recently rebranded as "Set & Save."

Operating Expenses and Adjusted Operating Expenses – For the full year, total operating expense was $534 million, a decrease of 25% as compared to $716 million in 2022. Adjusted Operating Expense, which excludes stock-based compensation expense and certain non-recurring charges, decreased 17% year-over-year to $452 million, primarily driven by the Company's reductions in force, decreased marketing spend as we shifted our strategy to focus efforts on existing and returning members and other cost savings measures.

Net Income (Loss) and Adjusted Net Income (Loss) – Net loss was $180 million, as compared to a net loss of $78 million in

2022. Adjusted Net Loss was $124 million, as compared to Adjusted Net Income of $69 million in 2022. The decreases in net income and Adjusted Net Income are attributable to, non-cash fair value mark-to-market adjustments, increased charge-offs and interest expense, partially offset by increased revenues.

Earnings (Loss) Per Share and Adjusted EPS – GAAP net loss per share, basic and diluted, were both $4.88 for the full year 2023 as compared to basic and diluted loss per share of $2.37 each in 2022. Adjusted loss per share was $3.37 in 2023 as compared to adjusted earnings per share of $2.09 in 2022.

Adjusted EBITDA – Adjusted EBITDA was $1.7 million, up $12 million from 2022. Adjusted EBITDA as a percentage of total revenue was 0.2% and (1.1)% for 2023 and 2022, respectively.

Credit and Operating Metrics

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the fourth quarter was 12.3%, compared to 12.8% for the prior-year quarter, and 12.2% for the full year 2023, compared to 10.1% for 2022 and 6.8% for 2021.

30+ Day Delinquency Rate – 30+ Day Delinquency Rate was 5.9% at the end of 2023, compared to 5.6% at the end of 2022. 30+ Day Delinquency Rates are presented on page 11 of the Company's Earnings Presentation available at investor.oportun.com.

Operating Efficiency and Adjusted Operating Efficiency – Operating Efficiency for the fourth quarter was 49% as compared to 58% in the prior-year quarter. Adjusted Operating Efficiency in the fourth quarter was 38%, as compared to 52% in the prior-year quarter. For the full year 2023, Operating Efficiency was 51% as compared to 75% for 2022. Adjusted Operating Efficiency for the full year 2023 was 43%, as compared to 57% for 2022. The improvement in Operating Efficiency and Adjusted Operating Efficiency reflect the Company's revenue growing more quickly than operating expenses. Adjusted Operating Efficiency excludes stock-based compensation expense and certain non-recurring charges, such as impairment charges, the Company's retail network optimization expenses, and acquisition and integration related expenses.

Return on Equity ("ROE") and Adjusted ROE – ROE for the fourth quarter was (39)%, compared to (6.1)% in the prior-year quarter. Adjusted ROE for the fourth quarter was (19)%, compared to 3.3% in the corresponding prior-year quarter. ROE for the full year 2023 was (38)%, as compared to (14)% for 2022. Adjusted ROE for the full year 2023 was (26)%, as compared to 12% for 2022.

Other Products

Secured personal loans – As of December 31, 2023, the Company had a secured personal loan receivables balance of $117 million, down 1% from $119 million at the end of 2022, and down 1% quarter-over-quarter.

Credit card receivables – As of December 31, 2023, the Company had a credit card receivables balance of $111 million, down 15% from $131 million at the end of 2022, and down 4% quarter-over-quarter.

Funding and Liquidity

As of December 31, 2023, cash and cash equivalents were $91 million and restricted cash was $115 million. Cost of Debt was 6.0% for the year ended December 31, 2023, as compared to 3.7% for the year ended December 31, 2022. Cost of Debt was 7.1% for the fourth quarter of 2023 as compared to 4.8% for the prior-year quarter. Debt-to-Equity was 7.2x as of December 31, 2023, as compared to 5.3x as of December 31, 2022. As of December 31, 2023, the Company had $378 million of undrawn capacity on its existing $600 million personal loan warehouse line. The Company's personal loan warehouse line is committed through September 2024. As of December 31, 2023, the Company had $31 million of undrawn capacity on its existing $100 million credit card warehouse line. The Company's credit card warehouse line is committed through December 2024.

On October 20, 2023, the Company borrowed $197 million under a new private structured financing facility with Castlelake, its affiliates and other investors. The facility has a two-year revolving period.

On November 2, 2023, the Company entered into a forward flow whole loan sale agreement with an institutional investor. Pursuant to the agreement, the Company is expected to sell up to $70 million of its unsecured personal loan originations for an initial term of twelve months.

Financial Outlook for First Quarter and Full Year 2024

Oportun is providing the following guidance for 1Q 2024 and full year 2024 as follows:

	1Q 2024	Full Year 2024
Total Revenue	$233 - $238 M	$975 - $1,000 M
Annualized Net Charge-Off Rate	12.1% +/- 15 bps	11.9% +/- 50 bps
Adjusted EBITDA[1]	$(14) - $(12) M	$60 - $70 M

[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, including revised Adjusted EBITDA, and the table entitled “Reconciliation of Forward Looking Non-GAAP Financial Measures” for a reconciliation of non-GAAP to GAAP measures.

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss fourth quarter 2023 results at 5:00 p.m. ET (2:00 p.m. PT) today. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. The dial-in number for the conference call is 1-866-604-1698 (toll-free) or 1-201-389-0844 (international). Participants should call in 10 minutes prior to the scheduled start time. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a webcast replay of the call will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted Operating Efficiency, Adjusted Operating Expense and Adjusted ROE, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes these non-GAAP measures can be useful measures for period-to-period comparisons of its core business and provide useful information to investors and others in understanding and evaluating its operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven fintech that puts its 2.2 million members' financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $17.8 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members save an average of more than $1,800 annually. For more information, visit Oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements as to future performance, results of operations and financial position; statements related to the effectiveness of the Company’s cost reduction measures and the impacts on the Company's business; the anticipated size, timing and effectiveness of operational efficiencies and expense reductions; strategic options regarding our credit card portfolio; our planned products and services; the ability to access diverse sources of capital; the Company's expectations regarding the sale of certain personal loan originations; achievement of the Company's strategic priorities and goals; the Company's expectations regarding macroeconomic conditions; the Company's profitability and future growth opportunities; the Company's expectations regarding the effect of tightening its underwriting standards on credit outcomes and the effect of fair value mark-to-market adjustments on its loan portfolio and asset-backed notes; the Company's first quarter and full year 2024 outlook; the Company's expectations related to future profitability on an adjusted basis, and the plans and objectives of management for our future operations, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,” “predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Oportun has based these forward-looking statements on its current expectations and projections about future events, financial trends and risks and uncertainties that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K, and include, but are not limited to, Oportun's ability to retain existing members and attract new members; Oportun's ability to accurately predict demand for, and develop its financial products and services; the effectiveness of Oportun's A.I. model; macroeconomic conditions, including rising inflation and market interest rates; increases in loan non-payments, delinquencies and charge-offs; Oportun's ability to increase market share and enter into new markets; Oportun's ability to realize the benefits from acquisitions and integrate acquired technologies; the risk of security breaches or incidents affecting the Company's information technology systems or those of the Company's third-party vendors or service providers; Oportun’s ability to successfully offer loans in additional states; Oportun’s ability to compete successfully with other companies that are currently in, or may in the future enter, its industry; changes in Oportun's ability to obtain additional financing on acceptable terms or at all; and Oportun's potential need to seek additional strategic alternatives, including restructuring or refinancing its debt, seeking additional debt or equity capital, or reducing or delaying its business activities. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com

Media Contact
Usher Lieberman
(650) 769-9414
usher.lieberman@oportun.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue
Interest income	$242.2	$244.1	$963.5	$876.1
Non-interest income	20.5	17.8	93.4	76.4
Total revenue	262.6	261.9	1,056.9	952.5
Less:
Interest expense	52.0	35.6	179.4	93.0
Net decrease in fair value	(138.5)	(82.9)	(596.8)	(218.8)
Net revenue	72.1	143.4	280.7	640.7

Operating expenses:
Technology and facilities	54.8	58.0	219.4	216.1
Sales and marketing	18.1	21.3	75.3	110.0
Personnel	25.1	40.3	121.8	154.9
Outsourcing and professional fees	11.2	17.5	45.4	67.6
General, administrative and other	20.2	14.1	72.4	58.8
Goodwill impairment	—	—	—	108.5
Total operating expenses	129.4	151.4	534.3	715.9

Income (loss) before taxes	(57.3)	(7.9)	(253.7)	(75.3)
Income tax expense (benefit)	(15.5)	0.5	(73.7)	2.5
Net loss	$(41.8)	$(8.4)	$(180.0)	$(77.7)

Diluted Earnings (Loss) per Common Share	$(1.09)	$(0.25)	$(4.88)	$(2.37)
Diluted Weighted Average Common Shares	38,485,406	33,231,661	36,875,950	32,825,772

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	December 31,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$91.2	$98.8
Restricted cash	114.8	105.0
Loans receivable at fair value	2,962.4	3,175.4
Capitalized software and other intangibles	114.7	139.8
Right of use assets - operating	21.1	30.4
Other assets	107.7	64.2
Total assets	$3,411.9	$3,613.7

Liabilities and stockholders' equity
Liabilities
Secured financing	$290.0	$317.6
Asset-backed notes at fair value	1,780.0	2,387.7
Asset-backed borrowings at amortized cost	581.5	—
Acquisition and corporate financing	258.7	222.9
Lease liabilities	28.4	37.9
Other liabilities	68.9	100.0
Total liabilities	3,007.5	3,066.1
Stockholders' equity
Common stock	—	—
Common stock, additional paid-in capital	584.6	547.8
Retained earnings (accumulated deficit)	(173.8)	6.1
Treasury stock	(6.3)	(6.3)
Total stockholders’ equity	404.4	547.6
Total liabilities and stockholders' equity	$3,411.9	$3,613.7

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss	$(41.8)	$(8.4)	$(180.0)	$(77.7)
Adjustments for non-cash items	139.0	91.7	585.3	400.3
Proceeds from sale of loans in excess of originations of loans sold and held for sale	2.9	(0.1)	8.5	6.1
Changes in balances of operating assets and liabilities	6.2	5.3	(21.1)	(80.7)
Net cash provided by operating activities	106.3	88.5	392.8	247.9

Cash flows from investing activities
Net loan principal repayments (loan originations)	(91.8)	(242.4)	(257.5)	(1,365.9)
Proceeds from loan sales originated as held for investment	1.3	1.3	4.1	249.3
Capitalization of system development costs	(6.1)	(12.1)	(31.3)	(48.9)
Other, net	(0.2)	(2.6)	(1.4)	(6.0)
Net cash used in investing activities	(96.8)	(255.7)	(286.2)	(1,171.5)

Cash flows from financing activities
Borrowings	429.4	579.2	945.5	3,234.1
Repayments	(432.1)	(480.1)	(1,047.1)	(2,290.9)
Net stock-based activities	(0.4)	(0.4)	(2.7)	(8.7)
Net cash provided by (used in) financing activities	(3.1)	98.7	(104.4)	934.5

Net increase (decrease) in cash and cash equivalents and restricted cash	6.4	(68.4)	2.2	10.9
Cash and cash equivalents and restricted cash beginning of period	199.6	272.2	203.8	193.0
Cash and cash equivalents and restricted cash end of period	$206.0	$203.8	$206.0	$203.8

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Members (Actuals)	2,224,302	1,877,260	2,224,302	1,877,260
Products (Actuals)	2,387,745	2,006,245	2,387,745	2,006,245
Aggregate Originations (Millions)	$437.3	$610.4	$1,813.1	$2,922.9
Portfolio Yield (%)	32.7%	31.7%	32.2%	32.0%
30+ Day Delinquency Rate (%)	5.9%	5.6%	5.9%	5.6%
Annualized Net Charge-Off Rate (%)	12.3%	12.8%	12.2%	10.1%
Return on Equity (%)	(39.2)%	(6.1)%	(37.8)%	(13.5)%
Adjusted Return on Equity (%)	(19.3)%	3.3%	(26.1)%	12.1%

Oportun Financial Corporation
OTHER METRICS
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Managed Principal Balance at End of Period (Millions)	$3,182.1	$3,407.0	$3,182.1	$3,407.0
Owned Principal Balance at End of Period (Millions)	$2,904.7	$3,098.6	$2,904.7	$3,098.6
Average Daily Principal Balance (Millions)	$2,940.5	$3,058.3	$2,992.6	$2,740.3

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

This press release dated March 12, 2024 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in this press release to the most directly comparable financial measures prepared in accordance with GAAP.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income, adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•The Company believes it is useful to exclude the impact of income tax expense, as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
•The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•The Company believes it is useful to exclude the impact of interest expense associated with the Company's corporate financing facilities, as it views this expense as related to its capital structure rather than its funding.
•The Company excludes the impact of certain non-recurring charges, such as expenses associated with our workforce optimization, acquisition and integration related expenses and other non-recurring charges because it does not believe that these items reflect ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, debt amendment and warrant amortization costs related to our corporate financing facilities.
•The Company also reverses origination fees for Loans Receivable at Fair Value, net. The Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.
•The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.

Revised Adjusted EBITDA
Beginning in 2024, we will transition to an updated definition of Adjusted EBITDA which better represents how management views the results of operations and makes management decisions. Reconciliations of non-GAAP to GAAP measures, updated definitions of reconciling items, and comparative calculations for 2022 and 2023 for Adjusted EBITDA using the new definition can be found below.

Adjusted EBITDA	Rationale for Change
Interest on Corporate Financing	We have updated the interest on corporate financing adjustment to include interest on our acquisition related financing previously included within the adjustment for acquisition and integration related expenses.
Depreciation and amortization	We have updated the adjustment related to depreciation and amortization to include the amortization of acquired intangibles. This amortization was previously included within the adjustment for acquisition and integration related expenses.
Acquisition and integration related expenses	We have removed the adjustment related to acquisition and integration related expenses. Interest expense related to our acquisition related financing has been reclassified to the adjustment for corporate financing. Amortization of acquired intangibles has been reclassified to depreciation and amortization.
Origination fees for loans receivable at fair value, net	We have removed the adjustment related to origination fees for loans receivable at fair value, net as we believe this better aligns with common practices within our industry.

Adjusted Net Income
The Company defines Adjusted Net Income as net income adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and the Company's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and certain non-recurring charges.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying a normalized statutory tax rate.
•The Company believes it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with our workforce optimization, acquisition and integration related expenses and other non-recurring charges because it does not believe that these items reflect its ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, debt amendment and warrant amortization costs related to our Corporate Financing facility.
•The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.

Revised Adjusted Net Income (Loss)
Beginning in 2024, we will transition to an updated definition of Adjusted Net Income (Loss) which better represents how management views the results of operations and makes management decisions. Reconciliations of non-GAAP to GAAP measures, updated definitions of reconciling items, and comparative calculations for 2022 and 2023 for Adjusted Net Income (Loss) using the new definitions can be found below.

Adjusted Net Income (Loss)	Rationale for Change
Acquisition and integration related expenses
We have removed the adjustment related to acquisition and integration related expenses. Interest expense related to our acquisition related financing has been reclassified to the adjustment for Corporate Financing. Amortization of acquired intangibles has been reclassified to depreciation and amortization.

Fair value mark-to-market adjustment on Asset-Backed Notes at Fair Value
We have added an adjustment to exclude the Fair value mark-to-market adjustments related to Asset-Backed Notes at Fair Value. This adjustment aligns with our decision in 2023 to stop electing the fair value option for new debt financings. By the end of 2025 nearly all our existing Asset-Backed Notes at Fair Value will have paid down to zero, so after that there will be no mark-to-market adjustment for our debt.

Adjusted Operating Efficiency and Adjusted Operating Expense
The Company defines Adjusted Operating Efficiency as Adjusted Operating Expense divided by total revenue. The Company defines Adjusted Operating Expense as total operating expenses adjusted to exclude stock-based compensation expense and certain non-recurring charges, such as expenses associated with our workforce optimization, acquisition and integration related expenses and other non-recurring charges. Other non-recurring charges include litigation reserve, impairment charges, and debt amendment costs related to our Corporate Financing facility. The Company believes Adjusted Operating Efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficiently the Company is managing costs relative to revenue. The Company believes Adjusted Operating Expense is an important measure because it allows management, investors and Oportun's board of directors to evaluate and compare its operating costs from period to period, excluding the impact of non-cash, stock-based compensation expense and certain non-recurring charges.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by average stockholders’ equity. Average stockholders’ equity is an average of the beginning and ending stockholders’ equity balance for each period. The Company believes Adjusted ROE is an important measure because it allows management, investors and its board of directors to evaluate the profitability of the business in relation to its stockholders' equity and how efficiently it generates income from stockholders' equity.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended December 31,
Adjusted EBITDA	2023		2022
	Reported	Revised	Reported	Revised
Net income (loss)	$(41.8)	$(41.8)	$(8.4)	$(8.4)
Adjustments:
Income tax expense (benefit)	(15.5)	(15.5)	0.5	0.5
Interest on corporate financing (1)	11.2	14.6	5.1	8.5
Depreciation and amortization	10.8	13.8	9.9	12.9
Stock-based compensation expense	4.8	4.8	6.9	6.9
Workforce optimization expenses	6.8	6.8	—	—
Acquisition and integration related expenses	6.6	—	7.3	0.9
Other non-recurring charges (1)	10.8	10.8	—	—
Origination fees for Loans Receivable at Fair Value, net	(4.0)	—	(9.1)	—
Fair value mark-to-market adjustment	16.4	16.4	(45.6)	(45.6)
Adjusted EBITDA	$6.1	$9.9	$(33.5)	$(24.4)

	Twelve Months Ended December 31,
Adjusted EBITDA	2023		2022
	Reported	Revised	Reported	Revised
Net income (loss)	$(180.0)	$(180.0)	$(77.7)	$(77.7)
Adjustments:
Income tax expense (benefit)	(73.7)	(73.7)	2.5	2.5
Interest on corporate financing (1)	37.7	51.8	6.0	17.6
Depreciation and amortization	43.0	54.9	35.2	47.4
Stock-based compensation expense	18.0	18.0	27.6	27.6
Workforce optimization expenses	22.5	22.5	1.9	1.9
Acquisition and integration related expenses	27.6	—	29.7	5.8
Other non-recurring charges (1)	15.5	15.5	111.2	111.2
Origination fees for Loans Receivable at Fair Value, net	(18.5)	—	(26.8)	—
Fair value mark-to-market adjustment	109.5	109.5	(119.7)	(119.7)
Adjusted EBITDA	$1.7	$18.6	$(10.3)	$16.6

	Three Months Ended December 31,
Adjusted Net Income	2023		2022
	Reported	Revised	Reported	Revised
Net income (loss)	$(41.8)	$(41.8)	$(8.4)	$(8.4)
Adjustments:
Income tax expense (benefit)	(15.5)	(15.5)	0.5	0.5
Stock-based compensation expense	4.8	4.8	6.9	6.9
Workforce optimization expenses	6.8	6.8	—	—
Acquisition and integration related expenses	6.6	—	7.3	0.9
Other non-recurring charges (1)	10.8	10.8	—	—
Mark-to-market adjustment on ABS notes	—	23.6	—	(21.0)
Adjusted income before taxes	(28.3)	(11.3)	6.3	(21.1)
Normalized income tax expense	(7.6)	(3.0)	1.7	(5.7)
Adjusted Net Income	$(20.6)	$(8.2)	$4.6	$(15.4)

	Twelve Months Ended December 31,
Adjusted Net Income	2023		2022
	Reported	Revised	Reported	Revised
Net income (loss)	$(180.0)	$(180.0)	$(77.7)	$(77.7)
Adjustments:
Income tax expense (benefit)	(73.7)	(73.7)	2.5	2.5
Stock-based compensation expense	18.0	18.0	27.6	27.6
Workforce optimization expenses	22.5	22.5	1.9	1.9
Acquisition and integration related expenses	27.6	—	29.7	5.8
Other non-recurring charges (1)	15.5	15.5	111.2	111.2
Mark-to-market adjustment on ABS notes	—	100.0	—	(184.9)
Adjusted income before taxes	(170.0)	(97.7)	95.1	(113.6)
Normalized income tax expense	(45.9)	(26.4)	25.7	(30.7)
Adjusted Net Income	$(124.1)	$(71.3)	$69.4	$(82.9)

Note: Numbers may not foot or cross-foot due to rounding.
(1) Certain prior-period financial information has been reclassified to conform to current period presentation.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Operating Efficiency	2023	2022	2023	2022
Operating Efficiency	49.3%	57.8%	50.6%	75.2%
Total Revenue	$262.6	$261.9	$1,056.9	$952.5

Total Operating Expense	$129.4	$151.4	$534.3	$715.9
Adjustments:
Stock-based compensation expense	(4.8)	(6.9)	(18.0)	(27.6)
Workforce optimization expenses	(6.8)	—	(22.5)	(1.9)
Acquisition and integration related expenses	(6.6)	(7.3)	(27.6)	(29.7)
Other non-recurring charges (1)	(10.5)	—	(14.4)	(111.2)
Total Adjusted Operating Expense	$100.7	$137.2	$451.8	$545.5

Adjusted Operating Efficiency	38.4%	52.4%	42.7%	57.3%

Note: Numbers may not foot or cross-foot due to rounding.
(1) Certain prior-period financial information has been reclassified to conform to current period presentation.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
GAAP Earnings (loss) per Share	2023	2022	2023	2022
Net income (loss)	$(41.8)	$(8.4)	$(180.0)	$(77.7)
Net income (loss) attributable to common stockholders	$(41.8)	$(8.4)	$(180.0)	$(77.7)

Basic weighted-average common shares outstanding	38,485,406	33,231,661	36,875,950	32,825,772
Weighted average effect of dilutive securities:
Stock options	—	—	—	—
Restricted stock units	—	—	—	—
Diluted weighted-average common shares outstanding	38,485,406	33,231,661	36,875,950	32,825,772

Earnings (loss) per share:
Basic	$(1.09)	$(0.25)	$(4.88)	$(2.37)
Diluted	$(1.09)	$(0.25)	$(4.88)	$(2.37)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Earnings (loss) Per Share	2023	2022	2023	2022
Diluted earnings (loss) per share	$(1.09)	$(0.25)	$(4.88)	$(2.37)

Adjusted Net Income	$(20.6)	$4.6	$(124.1)	$69.4

Basic weighted-average common shares outstanding	38,485,406	33,231,661	36,875,950	32,825,772
Weighted average effect of dilutive securities:
Stock options	—	29,322	—	252,357
Restricted stock units	—	66,569	—	173,092
Diluted adjusted weighted-average common shares outstanding	38,485,406	33,327,552	36,875,950	33,251,221

Adjusted Earnings (loss) Per Share	$(0.54)	$0.14	$(3.37)	$2.09

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF FORWARD LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	1Q 2024				FY 2024
	Low		High		Low		High
Adjusted EBITDA
Net (loss)*	$(35.8)	*	$(34.2)	*	$(54.2)	*	$(46.3)	*
Adjustments:
Income tax expense (benefit)	(14.7)		(14.3)		(12.9)		(10.8)
Interest on corporate financing	13.4		13.4		48.7		48.7
Depreciation and amortization	13.3		13.3		50.9		50.9
Stock-based compensation expense	5.4		5.4		18.5		18.5
Workforce optimization expenses	0.8		0.8		0.8		0.8
Other non-recurring charges	3.6		3.6		8.2		8.2
Fair value mark-to-market adjustment*	*		*		*		*
Adjusted EBITDA	$(14.0)		$(12.0)		$60.0		$70.0

* Due to the uncertainty in macroeconomic conditions, we are unable to precisely forecast the fair value mark-to-market adjustments on our loan portfolio and asset-backed notes. As a result, while we fully expect there to be a fair value mark-to-market adjustment which could have an impact on GAAP net income (loss), the net income (loss) number shown above assumes no change in the fair value mark-to-market adjustment.

Note: Numbers may not foot or cross-foot due to rounding.